POWER OF ATTORNEY

The person whose signature appears below hereby appoints Stephen M. Morain as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of EquiTrust Series Fund, Inc., EquiTrust Money Market Fund, Inc. and EquiTrust Variable Insurance Series Fund.

Signature	Title	Date
/s/ Erwin H. Johnson Erwin H. Johnson	Director, EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc.	November 16, 2006

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Kenneth Kay Kenneth Kay	Director, EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc.	November 16, 2006

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Steven W. Plate Steven W. Plate	Director, EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc.	November 16, 2006

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ James D. Wallace James D. Wallace	Director, EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc.	November 16, 2006

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Erlin J. Weness Erlin J. Weness	Director, EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc.	November 16, 2006

Trustee,
EquiTrust Variable Insurance Series Fund